Exhibit 99.1

John Gray, principal of one of the largest shareholders of Rideshare Rental, Inc. (formerly YayYo, Inc.) (ticker symbol: YAYO) has loaned the Company $500,000 in return for a convertible note

John Patrick O’Neill, a member of Rideshare Rental, Inc’s board of directors, purchases an additional 100,000 shares of YAYO Stock

BEVERLY HILLS, CA / ACCESSWIRE / January 12, 2021/ RideShare Rental, Inc., formerly YayYo, Inc. (“RSR” or the “Company”) (Other OTC:YAYO), which, acting through its wholly-owned subsidiary, Rideshare Car Rentals, LLC, is a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced that John Gray, the principal of one of the Company’s largest shareholders, the Gray Mars Venus Trust, Arizona 2015, has agreed to extend a loan to the Company in the amount of $500,000, in return for which he will receive a convertible note issued by RSR (the “Note”). The Note will mature after twelve (12) months and the loan will bear interest at a fixed rate of six percent (6%). If the debt represented by the Note is converted by Mr. Gray, either in whole or in part, into shares of YAYO common stock, those shares will have registration rights. The Company will apply the loan extended by Mr. Gray toward its growth strategy and working capital.

In addition, John O’Neill, a member of the Company’s board of directors, has acquired 100,000 shares of Company common stock, which, in addition to his purchase of 135,000 common shares in June 2020 after becoming a Company director, and his prior open market purchases, brings his total shareholdings to 252,100.

Mr. Gray commented. “I have been deeply involved with RSR, including supplying capital to it, since inception. I truly believe this a great company with huge upside and want to support its continuing growth. Management has done an extraordinary job of building the Company and repositioning it during the COVID-19 pandemic. ”

Ramy El-Batrawi, the Company’s Chief Executive Officer, commented, “I am pleased to see the confidence that both our largest outside stockholder and a member of the RSR board has in the Company and its management. Mr. El-Batrawi continued, ” John Gray and myself are not the only large shareholders who believes in the Company and who have confidence in its future prospects. Another large shareholder, Terren Peizer, last year purchased nearly 1.5 million common shares in addition to his IPO stake. I’m delighted to see that members of the RSR board have the same confidence; other directors, including Sidhu Harbant and our board chairman Stephen Sanchez, have purchased common shares in the open market since our IPO.

These transactions described herein constitute “related party transactions” under current SEC rules and regulations.

About Rideshare Rental, Inc. (formerly YayYo, Inc.)

Rideshare Rental, Inc. bridges the gap between rideshare drivers in need of a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. Rideshare Rental uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. Rideshare Rental is a leading provider of rental vehicles to drivers in the ever-expanding gig economy.

Our wholly-owned subsidiary, Rideshare Car Rentals, LLC, is an online rideshare vehicle booking platform created to service the ridesharing, delivery gig economy and the logistics market place, which includes both our owned-fleet vehicles and third party fleet vehicles. Distinct Cars LLC, our other wholly-owned subsidiary, maintains a fleet of vehicles that are commercially available for rent by gig-economy drivers and the logistics market place.

Rideshare Rental provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.ridesharerental.net)

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Public Relations Contact

Ramy El-Batrawi

Phone: 888-209-5643

Email: investors@yayyo.com